UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2020

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01358	84-7071531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, New York		10154
(Address of principal executive offices)		(Zip Code)

(212) 503-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2020, Blackstone Private Credit Fund (the “Fund”) entered into a facility agreement (the “Facility Agreement”) with Goldman Sachs Bank USA (the “Financing Provider”). The Facility Agreement creates a forward obligation of the Financing Provider to sell, and a forward obligation of the Fund or its designee to purchase certain investments (the “Portfolio Investments”) owned and held by the Financing Provider at the request of the Fund. It is expected that the Portfolio Investments will generally consist of originated and anchor loans to middle market companies consistent with the Fund’s investment strategy. Pursuant to the Facility Agreement, the Fund may request the Financing Provider acquire such Portfolio Investments as the Fund may designate from time to time, which the Financing Provider can approve or reject in its sole and absolute discretion. The Fund may elect to purchase, and in certain events the Fund will be required to purchase, from the Financing Provider one or more Portfolio Investments on or before June 30, 2021 (the “Facility End Date”). Prior to any sale to the Fund, the Portfolio Investments will be owned and held solely for the account of the Financing Provider. Until such time as the Fund has received subscriptions for its shares of at least $400 million, it will have no obligation to purchase the Portfolio Investments under the Facility Agreement. In consideration for the forward arrangement provided by the Financing Provider (the amount of the arrangement will not exceed $200 million before January 1, 2021 and $300 million between such date and the Facility End Date (the “Financing Amount”)), the Fund has agreed to pay certain fees and expenses to the Financing Provider, including (i) a financing fee at an annual rate of LIBOR plus 1.70% multiplied by the cash amount paid by the Financing Provider (subject to adjustment for, among other things, cash amounts received by the Financing Provider) for such Portfolio Investment while it is being held by the Facility Provider and (ii) an unused fee at an annual rate of 0.50% of the unused Financing Amount. As a general matter, the price the Fund would pay to purchase any Portfolio Investment from the Facility Provider equals the cash amount paid by the Financing Provider (subject to adjustment for, among other things, cash amounts received by the Financing Provider).

On November 3, 2020, the Fund entered into a purchase and sale agreement (the “PSA”) with Sente Master Fund, L.P. and Vibrant Ambar Fund, Ltd. (together, the “Sellers”). Under the PSA, if the Fund has raised at least $200 million of equity capital by April 15, 2021, then the Fund or its designee must arrange one or more transactions sufficient to repay all outstanding amounts under a warehouse credit facility with commitments of up to $255 million (the “Warehouse Facility”) of Maple Park CLO, Ltd. (“Maple Park”), an entity expected to hold primarily broadly syndicated loans with a target portfolio size of $300 million that is managed by an affiliate of the Fund, and to redeem in full the subordinated notes (the “Subordinated Notes”) issued by Maple Park. Under the PSA, this transaction may be structured to include a purchase by the Fund or its designee of the Subordinated Notes, if any, held by the unaffiliated Sellers. The purchase price to be paid to the Sellers (the “Purchase Price”) would equal (i) the notional amount of the Subordinated Notes held by the Sellers and (ii) the Sellers’ pro rata share of interest and fee collections on the portfolio of loans held by Maple Park in excess of the outstanding advances under the Warehouse Facility. In addition, at any time prior to April 15, 2021, the Fund or its designee will have the right, but not the obligation, to purchase the Subordinated Notes held by the Sellers at the Purchase Price.

These summaries of the Facility Agreement and the PSA are qualified in their entirety by references to Exhibits 10.1 and 10.2, respectively, attached to this report and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 5, 2020, the board of trustees (the “Board”) of the Fund appointed James F. Clark to the Board and as a member of the Board’s Audit Committee and Nominating and Governance Committee. Mr. Clark’s appointment brings the total number of trustees on the Board to six, four of whom are not “interested persons” of the Fund as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended.

Mr. Clark has served as a Partner with Sound Shore Management, Inc. (“Sound Shore”) since 2004. At Sound Shore, Mr. Clark is a generalist on the investment team, responsible for the firm’s investments in energy, industrials, materials, utilities, and consumer staples stocks. His tenure also includes having served on Sound Shore’s Investment Committee and operating committee. Previously, Mr. Clark worked at Credit Suisse First Boston from 1984 to 2004, most recently as a Managing Director from 1996 to 2004. At Credit Suisse First Boston, Mr. Clark served as Head of US Equity Research from 2000-2004, and as the firm’s International and Domestic Oil Analyst from 1989-2000. Mr. Clark was selected to Institutional Investor magazine’s All America Research teams for both International and Domestic Oils from 1993-1999. Mr. Clark was also recognized by the Wall Street Journal as an All-Star Analyst from 1994 to 1999, and named to that newspaper’s All-Star Analyst Hall of Fame in 1998 and 1999. Mr. Clark has an MBA from Harvard University and a BA from Williams College, cum laude and with highest honors.

Mr. Clark has not been elected to serve as a trustee pursuant to any agreement or understanding with the Fund or any other person and there are no transactions in which Mr. Clark has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Clark will receive the standard compensation paid by the Fund to its trustees that are not “interested persons.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Facility Agreement, dated as of November 2, 2020, by and between Blackstone Private Credit Fund and Goldman Sachs Bank USA, as financing provider.

10.2	Purchase and Sale Agreement, dated as of November 3, 2020, by and among Sente Master Fund, L.P., Vibrant Ambar Fund, Ltd. and Blackstone Private Credit Fund.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2020

Blackstone Private Credit Fund

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Chief Compliance Officer, Chief Legal Officer and Secretary